UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On May 19, 2009, M/I Homes, Inc. (the "Company') entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets  Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, related to a public offering of 4,350,000 common shares, par value $.01 per share, of the Company (the “Common Shares”).  The price to the public is $12.50 per share, and the underwriters have agreed to purchase the Common Shares from the Company pursuant to the Underwriting Agreement at a price of $11.8125 per share.   Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 650,000 Common Shares to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-152751), previously filed with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this Report and is incorporated by reference herein, and the above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press releases announcing the offering and the pricing of the offering, dated May 18, 2009 and May 19, 2009, respectively, are filed as Exhibits 99.1 and 99.2 to this Report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated May 19, 2009, by and between M/I Homes, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Vorys, Sater, Seymour, and Pease LLP.

99.1	Press release dated May 18, 2009 announcing the offering.

99.2	Press release dated May 19, 2009 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2009

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Exhibit No.	Description

1.1
Underwriting Agreement dated May 19, 2009, by and between M/I Homes, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

99.2	Press release dated May 18, 2009 announcing the offering.

99.3	Press release dated May 19, 2009 announcing the pricing of the offering.